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                                                                 EXHIBIT (21.1)


                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

                         JMI Phoenix Laboratories, Inc.
                         JMI-Canton Pharmaceuticals, Inc.
                         GenTrac, Inc.
                         JMI-Abana Pharmaceuticals, Inc.*
                         JMI-Daniels Pharmaceuticals, Inc.



             *Merged into the Registrant effective January 2, 1997.